Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our audit report dated March 13, 2015, with respect to the consolidated balance sheets of U.S. Geothermal Inc. as of December 31, 2014 and 2013, and the related consolidated statements of stockholders’ equity, income, and cash flows for the years then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

MartinelliMick PLLC

March 19, 2015